UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 13, 2009

FEDERAL HOME LOAN BANK OF SAN FRANCISCO
(Exact name of registrant as specified in its charter)

Federally chartered corporation	000-51398	94-6000630
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 California Street
San Francisco, CA 94108
(Address of principal executive offices, including zip code)

(415) 616-1000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

This Form 8-K/A amends the Form 8-K filed by the Federal Home Loan Bank of San Francisco (the "Bank") on November 18, 2009, to add information about the Committees of the Bank's Board of Directors ("Board") on which directors D. Tad Lowrey, John F. Luikart, J. Benson Porter and John T. Wasley will serve in 2010.

The Bank's Board has appointed these directors to the Board's Committees as follows:

D. Tad Lowrey--Chair of the Member Services Committee; member of the Audit, External Affairs, Finance and Governance Committees.

John F. Luikart--Vice Chair of the Audit Committee; Vice Chair of the Governance Committee; member of the Affordable Housing, EEO-Personnel-Compensation, External Affairs, Finance and Member Services Committees.

J. Benson Porter--Vice Chair of the Affordable Housing Committee; Vice Chair of the EEO-Personnel-Compensation Committee; member of the External Affairs, Finance and Member Services Committees.

John T. Wasley--Chair of the EEO-Personnel-Compensation Committee; Vice Chair of the AHP Approval Committee; member of the Audit, External Affairs, Finance and Governance Committees.

Additionally, this Form 8-K/A discloses the 2010 compensation arrangement for Mr. Lowrey, Mr. Luikart, Mr. Porter and Mr. Wasley.

In accordance with Federal Housing Finance Agency regulations, compensation for service on the Bank's Board for these four directors is subject to the Bank's 2010 Board of Directors Compensation and Expense Reimbursement Policy as follows:

Position	Maximum Annual Service Fee	Maximum Annual Meeting Fees	Total Maximum Annual Compensation
Chairman	$33,000	$27,000	$60,000
Vice Chairman and Audit Committee Chair	$28,000	$27,000	$55,000
Other Committee Chair and Directors on Audit Committee	$23,000	$27,000	$50,000
Other Directors	$18,000	$27,000	$45,000

The annual service fee will be pro-rated and paid with the meeting fee, if applicable, at the conclusion of each two-month service period on the Board of Directors (i.e., month-end February, April, June, August, October and December). Any member of the Board of Directors who joins or leaves the Board between service fee payments will receive a pro rata service fee for the number of days the director was on the Board during the service period. Additionally, each director will receive a fee of $5,400 for attending any portion of each of the six regularly scheduled two-day Board meetings.

In addition, the Bank reimburses directors for necessary and reasonable travel, subsistence, and other related expenses incurred in connection with the performance of their official duties. For expense reimbursement purposes, directors' "official duties" include:

  Meetings of the Board and Board committees,
  Meetings requested by the Federal Housing Finance Agency and Federal Home Loan Bank System committees,
  Meetings of the Council of Federal Home Loan Banks and its committees,
  Meetings of the Bank's Affordable Housing Advisory Council,
  Events attended on behalf of the Bank when requested by the President in consultation with the Chairman, and
  Other events attended on behalf of the Bank with the prior approval of the EEO-Personnel-Compensation Committee of the Board.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Federal Home Loan Bank of San Francisco

Date: February 3, 2010	By: /s/ Lisa B. MacMillen
Lisa B. MacMillen Executive Vice President and Chief Operating Officer